EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,  AS ADOPTED PURSUANT TO SECTION 906  OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Quantumzyme Corp. (the “Company”) on Form 10-Q for the period ending October 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Naveen Krishnarao Kulkarni, Principal Executive Officer And Principal Financial Officer of Quantumzyme Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

QUANTUMZYME CORP.

December 15, 2025	/s/ Naveen Krishnarao Kulkarni
Chief Executive Officer and Chief Financial Officer
(Principal executive, financial and accounting officer)